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                                    EXHIBIT C

                                    AIRSOPURE
                               FRANCHISE AGREEMENT

THIS AGREEMENT is entered into on this ____ day of ___________, 2000, by and between Airsopure International Group, Inc., a Nevada corporation whose principal place of business is located at 15400 Knoll Trail, Suite 200, Dallas, Texas 75248 (hereinafter "AIRSOPURE" or by reference "we", "us", "our"), and
You:                                    ,
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whose address is:

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(hereinafter "You" or by reference "Franchisee", or "Your"). Either Party or both Parties respectively may be referred to as "Party" or "Parties."

                                    RECITALS

A. AIRSOPURE and its affiliate design, manufacture and distribute indoor air cleaning systems under the name and mark "AIRSOPURE" (the "Products").

B. AIRSOPURE has developed a system for the establishment, development and operation of sales centers ("AIRSOPURE Center(s)" or "Center(s)") for the sale and servicing of AIRSOPURE's exclusive line of Products using the service mark "AIRSOPURE" and other trademarks, service marks (including but not limited to, "The Essence of Clean Air"), logos and identifying features designated from time to time by AIRSOPURE (the "Licensed Marks") and using AIRSOPURE's distinctive methods for establishing and operating AIRSOPURE Centers.

C. You desire to establish an AIRSOPURE Center to be located in the following geographic area:

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(the "Exclusive Territory"), and AIRSOPURE desires to grant You the right to operate an AIRSOPURE Center at such location under the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual rights, covenants and obligations set forth herein, the Parties agree as follows:

1.  GRANT OF FRANCHISE

1.01. AIRSOPURE grants to You, and You accept from AIRSOPURE, the right and license to operate an AIRSOPURE Center (or the "Franchise") for the sale or lease of AIRSOPURE's exclusive line of Products or at a location in the Exclusive Territory to be approved in writing by AIRSOPURE and listed in attached Exhibit A (the "Exclusive Territory and Center Location"), to purchase Products from AIRSOPURE or its affiliates for resale at the Center to customers in the Exclusive Territory, and to use the Licensed Marks only in connection with the operation of the Franchise in accordance with the terms and conditions of this Agreement. AIRSOPURE grants the Franchise to You hereunder in reliance upon Your agreement to at all times operate and manage the Franchise faithfully, honestly and diligently in strict conformance with AIRSOPURE's operating procedures and specifications, as set forth herein and as otherwise from time to time communicated to You, using Your best efforts to promote and enhance the performance and operation of the Franchise.

1.02. AIRSOPURE hereby grants to You the exclusive right to solicit customers for the Products by direct mail advertising, or other approved means, but not including the World Wide Web (Internet) nor by printed catalogues, in


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the Exclusive Territory described above and in Exhibit A. Other AIRSOPURE franchisees will not be permitted to solicit customers for Products by advertising in Your Exclusive Territory. Likewise, You may not target or solicit customers for Products by advertising in other Franchisees respective Exclusive Territories. Exclusive Territories will not overlap into other Exclusive Territories. You shall not purposely solicit sales and service to customers located outside Your Exclusive Territory, provided such activity in not within an assigned Exclusive Territory. You have been granted an exclusive trade area by this Agreement.

2.  TERM AND RENEWAL

2.01. The term of this Agreement shall be for 10 years commencing on the date of execution of this Agreement by AIRSOPURE.

2.02. At the expiration of the term or any renewal term hereof, You may, at its option, renew the Franchise granted hereunder for 2 additional terms of 10 years each on the following terms and conditions:

A. You shall give AIRSOPURE notice in writing of Your election to renew this Agreement at least 3 months prior to the expiration of the then-current term.

B. You shall not be in default of any provision of this Agreement or amendment hereto, including without limitation all payment obligations to AIRSOPURE and its affiliates.

C. As a condition of renewal of the Franchise, You agree to execute AIRSOPURE's then-current form of franchise agreement and to comply fully with all terms and conditions thereof, and to pay AIRSOPURE the then-current renewal fee, which is presently $1,000.00. You understand that AIRSOPURE may revise its franchise agreement for any renewal term, at AIRSOPURE's sole discretion, including without limitation to increase the royalty fees or other fees payable by You or to require other obligations of franchisees.

D. You shall meet AIRSOPURE's then-current qualifications and training requirements.

E. You shall execute a general release in a form prescribed by AIRSOPURE releasing AIRSOPURE and its affiliates, directors, officers, employees and agents from all known and unknown claims and liabilities to the extent permitted by state and federal law.

F. You may be required, at AIRSOPURE's sole discretion, to upgrade or remodel Your AIRSOPURE Center to conform to AIRSOPURE's then-current specifications and standards as specified in AIRSOPURE's Operating Manual of otherwise in writing, provided such upgrade or remodel is reasonable in terms of cost and implementation schedule.

3.  FEES

3.01. In consideration of the Franchise rights and license granted herein, You agree to pay to AIRSOPURE the following fees:

A. You shall pay to AIRSOPURE an initial franchise fee of $25,000.00 upon execution of this Agreement. You agree that the initial franchise fee represents payment for the initial grant of the Franchise rights and license granted herein, shall be fully earned upon execution of this Agreement, and the said fee will not be refunded under any circumstances unless otherwise specifically set forth herein. You must find a suitable Center site within 90 days of signing the Franchise Agreement, unless we mutually agree otherwise. If we cannot agree on a Center location, within 4 months, we may a) extend your search time, b) exchange your territory, or c) terminate your Franchise and refund up to 70% of your Franchise Fee, at our sole discretion. There are no refunds under any other circumstances.

B. You shall pay to AIRSOPURE a continuing non-refundable royalty fee on a monthly basis of


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5% of Your total monthly gross sales, as defined below. This fee is due by the
7th of the month for the preceding month.

C. You shall account to AIRSOPURE for Your continuing non-refundable local advertising fee of 2% of Your total monthly gross sales, which You must spend on the promotion of Your Center. This accounting is due by the 7th of the month for the preceding month.

D. You shall pay to AIRSOPURE a continuing non-refundable Advertising Fund fee of 2% of Your total monthly gross sales, beginning January 1, 2001, or later at our sole option, as described in Section 10 hereof. This fee will be due by the 7th of the month for the preceding month.

E. "Gross sales" as used in this Section 3.01 shall mean the amount of gross revenues received by You from all sources, including without limitation sales of Products, services or other merchandise of every kind or nature from, at or in connection with the operation of the AIRSOPURE Center granted herein, excluding state, federal or local sales taxes collected from customers and paid to the appropriate taxing authority.

F. Fees payable under Paragraphs 3.01.B and 3.01.D above shall be due and payable monthly by the seventh day of each month, based on Your gross sales of the previous month. Delinquent fees shall bear interest at a rate of the lower of: (i) one and one-half percent (1.5%) per month, or (ii) the maximum rate permitted by applicable law.

4.  DUTIES OF AIRSOPURE

4.01. Prior to the opening of the Franchise, AIRSOPURE shall:

A. Following receipt in writing from You of a request for approval of at least 3 possible locations as the Authorized Location for the Franchise, AIRSOPURE will promptly evaluate such locations and notify You in writing of its approval or rejection of such location(s) within 7 working days.

B. Provide You with AIRSOPURE's specifications and requirements or other assistance deemed necessary by AIRSOPURE to assist You in opening the Center.

C. Provide an initial training program for 2 people to be designated by You as described in AIRSOPURE's Operations Manual.

D. Provide one copy, on loan to You, of AIRSOPURE's Operations Manual as described in Section 8 hereof for use solely in connection with operation of the AIRSOPURE Center granted hereunder.

E. Sell to You an opening order of Products for resale or lease at the Franchise as described in Paragraph 6.01 below.

4.02. Following the opening of the Franchise, AIRSOPURE shall:

A. Provide daily consultation by telephone as reasonably requested by You during the first two weeks of operation of the AIRSOPURE Center Franchise.

B. Provide continuing general advisory assistance as deemed necessary by AIRSOPURE regarding the operation and advertising of the Franchise.

C. Provide updates, revisions and amendments to the AIRSOPURE Operating Manual and system as AIRSOPURE may from time to time deem necessary or desirable.

D. Fill Your orders for Products for resale at the Franchise in accordance with
Section 6 below.

E. Provide training programs or seminars as AIRSOPURE may, from time to time in its sole discretion, deem appropriate. AIRSOPURE's training programs for franchisees is described in AIRSOPURE's Operations Manual, and is subject to change at any time in AIRSOPURE's sole


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discretion.

F. AIRSOPURE may, from time to time at its sole discretion, provide test customers or store visits by AIRSOPURE representatives to evaluate Your methods of operation and compliance with AIRSOPURE's standards and specifications.

5.  YOUR DUTIES

5.01.  You shall:
A. You must find a suitable Center site within 90 days of signing the Franchise Agreement, unless we mutually agree otherwise, and attend (or if You are a corporation, Your majority shareholder will attend or Your Operating Principal or manager and one other employee) and successfully complete to AIRSOPURE's reasonable satisfaction AIRSOPURE's initial training program within 90 DAYS following execution of this Agreement.

B. Obtain all federal, state and local business licenses, permits, certifications and bonds required for lawful operation of the Franchise and certify in writing to AIRSOPURE prior to opening that all such requirements have been obtained.

C. Attend (with Your manager) and complete to AIRSOPURE's reasonable satisfaction such continuing training or educational programs as AIRSOPURE may from time to time require in writing. AIRSOPURE will not charge You for the training programs, but You shall be responsible for the costs of meals, lodging, travel and all other expenses incurred by You or Your employees in attending such programs.

D. Actively promote AIRSOPURE's Products and services and exert Your best efforts to fully develop and maximize the market for AIRSOPURE's Products and services in Your Exclusive Territory.

E. Devote Your full time (or if You are a corporation, designate a manager) to oversee the management and operation of the Center.

F. Purchase and maintain and adequate supply for use in connection with the operation of the Franchise Business various copyrighted materials and forms which are the proprietary property of AIRSOPURE and which are an integral part of AIRSOPURE's system franchised hereunder. Other supplies and equipment necessary for operation of the Center may be purchased from third Party suppliers who meet AIRSOPURE's standards and specifications and have been approved in writing by AIRSOPURE in accordance with the procedures set forth in AIRSOPURE's Operating Manual, which may be amended from time to time by AIRSOPURE at its sole discretion.

G. Purchase Products from AIRSOPURE for resale to customers in the Exclusive Territory in accordance with Section 6 below.

H. Comply with all federal, state and local health and safety laws, rules and standards applicable to operation of the Franchise. You will forward copies of all notices of non-compliance by the Franchise with any law, rule, regulation or ordinance to AIRSOPURE within three days from receipt thereof accompanied by a summary of action You will take to comply.

I. Maintain adequate working capital to operate the Franchise in accordance with the AIRSOPURE Operations Manual, as such may be amended by AIRSOPURE from time to time.

J. Operate the Franchise in strict conformance with AIRSOPURE's policies, procedures, standards and specifications as may be prescribed by AIRSOPURE from time to time in the Operations Manual or otherwise in writing, including without limitation all changes specified by AIRSOPURE to its system or Products. .

K. Display AIRSOPURE's Licensed Marks or logos on all marketing materials and at Your AIRSOPURE Center. AIRSOPURE reserves the


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right to alter or change its Licensed Marks, logos or trade dress at any time, and You agree to use such Licensed Marks, logos or trade dress as specified from time to time by AIRSOPURE promptly upon receipt of notice in writing from AIRSOPURE.

L. Maintain and supply to third Parties upon request information to be supplied by AIRSOPURE regarding the availability of franchises.

M. Provide AIRSOPURE and its representatives with unlimited access to FRANCHISEE'S offices or its AIRSOPURE Center (personal residence excluded), including Your books, computer system (for sales and products only, unless we are auditing You) and records of the Franchise, during normal business hours for purposes of conducting inspections to fully examine and evaluate Your methods of doing business, including interviews with Your employees and customers.

N. You acknowledge and agree that such inspections and evaluations are necessary for AIRSOPURE to insure the maintenance of its quality standards, and You agree to fully cooperate with any reasonable request by AIRSOPURE in connection with such inspections and evaluations.

O. Diligently and immediately take such steps as are deemed reasonably necessary by AIRSOPURE to correct any deficiencies detected by AIRSOPURE in Your adherence to AIRSOPURE's operating policies, procedures, standards and specifications.

P. In the event You are a corporation, comply with the following:

1. You will provide in Your Articles of Incorporation that Your sole corporate purpose is the operation of the Franchise.

2. Every certificate for shares of stock in the corporation will include the following legend printed thereon if sole purpose of the corporation is to own and operate franchised business:

"THE TRANSFER, PLEDGE OR ASSIGNMENT OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND RESTRICTIONS CONTAINED IN A FRANCHISE AGREEMENT BETWEEN THE HOLDER OF THESE SHARES AND AIRSOPURE FRANCHISE GROUP, INC."

3. You agree to comply with the restrictions on transfer of ownership of the corporation set forth in Section 12.02 below.

4. You will provide AIRSOPURE, prior to the opening of the Franchise, with copies of Your Articles of Incorporation, Bylaws and other governing documents, including all amendments thereto, and a copy of the resolutions by Your Board of Directors authorizing execution of this Agreement, certified by the Secretary of the corporation.

5. You will provide AIRSOPURE with a current list of shareholders and will update such list from time to time as the list changes.

6. Each shareholder of the corporation (if sole corporate purpose is the franchise), will execute a personal guarantee of Your performance under this Agreement and all amounts owed by You to AIRSOPURE in the form of attached Exhibit B.

Q. The Parties recognize the importance of fully developing the market for Products in the Exclusive Territory, and a substantial part of the consideration for and inducement to AIRSOPURE to enter into this Agreement is Your agreement to devote Your best efforts to market, sell and support Products to customers located in Your Exclusive Territory. You agree to concentrate Your marketing efforts to customers located in Your Territory, and You agree not to advertise the Products using media or publications whose primary coverage area is outside Your Exclusive Territory.


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R. You may relocate Your Center at Your sole expense, within Your Exclusive
Territory, provided You give us written notification at least 30 days prior to relocation stating the reasons for such a move.

6.  PURCHASE AND SALE OF PRODUCTS

6.01. You will purchase from AIRSOPURE and AIRSOPURE will sell to You for resale or lease at the Center to customers in the Exclusive Territory an opening order of Products having an aggregate cost to You of from $5,000.00 to $10,000.00, by mutual agreement, based on market conditions. Such purchase must be consummated in its entirety before You open Your Center, unless AIRSOPURE agrees in writing to extend such time period.

6.02. After the opening order contemplated by the preceding Paragraph, You will from time to time place orders for Products with AIRSOPURE on the following basis:

A. All orders for Products shall be accompanied by payment, unless at AIRSOPURE's sole discretion, other payment terms are permitted.

B. All orders will be shipped freight collect unless freight is paid in advance by You.

C. You will pay the prices then prevailing at the time AIRSOPURE receives each order. Such prices are subject to change at any time by AIRSOPURE.

D. All merchandise will be shipped to You at the Center for resale to customers in the Exclusive Territory. You will sell Products only to end-user customers and not for resale. You will not sell or lease Products at any location other than within Your Exclusive Territory, engage in mail order sales of Products or supply Products to others for resale or lease at any other location.

E. All orders for Products are subject to availability. In the event any Product is in short supply, AIRSOPURE shall have the right to allocate such Product on an equitable basis.

F. You will not modify the Products, and You will not offer or carry any products or services other than AIRSOPURE's Products and services specified by AIRSOPURE without written approval from AIRSOPURE.

G. Notwithstanding nationally advertised prices by AIRSOPURE, You may resell Products purchased under this Agreement at prices set by You. However, AIRSOPURE retains the right, to the extent permitted by law, to refuse to fill Your orders for Products if You fail to honor AIRSOPURE's suggested prices for the same Products sold by other franchise owners in Your region.

7.  LICENSED MARKS

7.01. AIRSOPURE represents with respect to the Licensed Marks that:

A. AIRSOPURE is the owner of all right, title and interest in and to the Licensed Marks or has the right and license to use and grant a license to You to use the said Licensed Marks.

B. AIRSOPURE will take all steps reasonably necessary to preserve and protect the ownership and validity in and to the Licensed Marks.

7.02. With respect to Your licensed use of the Licensed Marks pursuant to this Agreement, You agree that:

A. You shall use only the Licensed Marks designated by AIRSOPURE and shall use them only in the manner authorized and permitted by AIRSOPURE.

B. You shall use the Licensed Marks only for the operation of the Franchise at the Authorized Location.


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C. During the term of this Agreement, You shall identify Yourself as the owner of the Franchise in conjunction with any use of the Licensed Marks, including, but not limited to, on invoices, order forms, receipts, business cards, contracts and at such conspicuous locations on the Center's premises or in the field as AIRSOPURE may specify. The identification shall be in a form which specifies Your name, followed by the term "Independent Franchise Owner" or such other identification as shall be approved by AIRSOPURE.

D. You shall not use the Licensed Marks to incur any obligation or indebtedness on behalf of AIRSOPURE, and You shall not represent that Your Center is owned, operated by or affiliated with AIRSOPURE other than as a franchisee.

E. You shall not use the Licensed Marks as part of Your corporate or other legal name, without the prior written consent of AIRSOPURE.

F. You shall file an assumed name registration, and shall execute any documents deemed necessary by AIRSOPURE to obtain protection for the Licensed Marks or to maintain their continued validity and enforceability.

7.03. You expressly understand and acknowledge that:

A. As between the Parties hereto, AIRSOPURE, by its trademark License Agreement with Airsopure, Inc. is the licensor of all right, title and interest in and to the Licensed Marks and the goodwill associated with and symbolized by them.

B. You shall not directly or indirectly contest the validity of the ownership of the Licensed Marks.

C. Your use of the Licensed Marks pursuant to this Agreement does not give You any ownership interest or other interest in or to the Licensed Marks.

D. Any and all goodwill arising from Your use of the Licensed Marks in the Franchise under AIRSOPURE's system shall inure solely and exclusively to the benefit of AIRSOPURE, and upon expiration or termination of this Agreement and the Franchise herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Your use of the Licensed Marks.

E. The right and license to use the Licensed Marks granted hereunder to You is nonexclusive, and AIRSOPURE may use and grant franchises to others to use the Licensed Marks in any manner except as expressly provided otherwise herein.

F. AIRSOPURE reserves the right to substitute different Licensed Marks for use in identifying the System and the businesses operating thereunder, and You agree to comply with AIRSOPURE's requirements relating thereto.

7.04. You shall promptly notify AIRSOPURE of any unauthorized use of the Licensed Marks or marks confusingly similar thereto, any challenge to the validity of the Licensed Marks, or any challenge to AIRSOPURE's ownership of, or Your right to use, the Licensed Marks. You acknowledge that AIRSOPURE has the sole right to direct and control any administrative proceeding or litigation involving the Licensed Marks, including any settlement thereof. AIRSOPURE has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Licensed Marks.

7.05. Provided You have used the Licensed Marks in accordance with this Franchise Agreement and AIRSOPURE's Operations Manual, AIRSOPURE will defend You at AIRSOPURE's expense against any third Party claim, suit or demand involving the Licensed Marks and arising out of Your use thereof. In the event that You have not used the Licensed Marks in accordance with this Agreement, AIRSOPURE shall defend You, at Your expense, against such third Party claims, suits or demands.


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7.06. In the event of any litigation or administrative proceeding relating to the Licensed Marks, You shall execute any and all documents and do all acts as may, in the opinion of AIRSOPURE, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal Party to any legal action. Except to the extent that such litigation is the result of Your use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, AIRSOPURE agrees to reimburse You for its out-of-pocket costs in performing such acts, except that You shall bear the salary costs of its employees, and AIRSOPURE shall bear the cost of any judgment or settlement.

8.  OPERATIONS MANUAL

8.01. AIRSOPURE shall provide You with one copy of AIRSOPURE's Operations Manual covering the proper operating and marketing techniques and the standards and specifications for operation of the Franchise. You agree to fully comply with the Operations Manual in its entirety as an essential aspect of Your obligations under this Agreement. Failure to so comply shall be treated as a breach of this Agreement.

8.02. You shall at all times treat the Operations Manual, all supplements and revisions thereto, any other operations manual, brochure or memorandum created for or approved for use in the operation of the Franchise and the information contained therein as the confidential and proprietary information of AIRSOPURE, and shall use all reasonable efforts to maintain the confidentiality of such information. You shall not at any time, without AIRSOPURE's prior written consent, copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. You may disclose such information and materials only to such of Your employees or agents, or others who must have access to it in connection with their employment or the performance of this Agreement, in which event You shall obtain the agreement of such persons and entities to maintain the confidentiality thereof. The Operations Manual shall remain at all times the sole property of AIRSOPURE.

8.03. AIRSOPURE may from time to time revise the contents of the Operations Manual, and You expressly agree to comply with each new or changed standard, specification or procedure set forth therein. You shall at all times ensure that Your copy of the Operations Manual is kept current and up to date. In the event of any dispute as to the content of the Operations Manual, the terms of the master copy of the Operations Manual maintained by AIRSOPURE at AIRSOPURE's home office shall be controlling.

9.  ACCOUNTING AND RECORDS

9.01. During the term of this Agreement, You shall maintain and preserve, for at least five years from the date of their preparation, full, complete, and accurate, books, records and accounts in the form and manner prescribed by AIRSOPURE from time to time in the Operations Manual or otherwise in writing.

9.02. You shall, at Your expense, submit to AIRSOPURE, by the 7th day of each month, a monthly statement on forms prescribed by AIRSOPURE accurately reflecting gross sales of the Franchise for the preceding calendar month. Each statement shall accompany Your monthly royalty and advertising fund fee payments and shall be signed by You attesting that it is true and correct.

9.03. You shall, at Your expense, submit to AIRSOPURE an annual financial statement for the Franchise, which includes an income statement prepared in accordance with generally accepted accounting principals, within 90 days of the end of each fiscal year during the term hereof. Each statement shall be signed by You attesting that it is true and correct.

9.04. You shall submit to AIRSOPURE for review and auditing such other forms, reports,


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records, information and data, as AIRSOPURE may reasonably request in writing.

9.05. AIRSOPURE or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, all books, records, receipts and tax returns of Yours related to the Franchise and, at its option, to have an independent audit made, and thereupon be allowed to search Your computer accounting files. If an inspection or audit should reveal that payments have been understated in any report to AIRSOPURE, then You shall immediately pay to AIRSOPURE the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the prime rate being charged by Bank of America on the date the payment was due plus 2%, or the maximum rate permitted by law, whichever is less. If an inspection discloses an underpayment to AIRSOPURE of 2% or more of the total amount that should have been paid to AIRSOPURE, You shall, in addition to repayment of such understated amount with interest, reimburse AIRSOPURE for any and all costs and expenses incurred in connection with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies AIRSOPURE may have, including without limitation, the remedies for default.

10.  MARKETING AND ADVERTISING

10.01. You shall submit to AIRSOPURE for review prior to use samples of all advertising and promotional materials that have not been previously approved by AIRSOPURE. AIRSOPURE shall notify You of its approval or disapproval within 7 days or less from the date of receipt by AIRSOPURE of such materials. Failure by You to obtain the prior approval in writing of AIRSOPURE for all advertising and promotional materials shall be a violation of this Agreement.

10.02. AIRSOPURE has established an advertising fund (the "Fund") to build recognition of the Products and the Licensed Marks and to promote AIRSOPURE's Products and the Franchise. You shall participate in the Fund, in addition to Your obligation to conduct local advertising of the Franchise, on the basis described in Paragraph 3.01.D above.

10.03. AIRSOPURE will administer the Fund as follows:

A. The Fund shall be maintained in a separate bank account. Upon request by You, AIRSOPURE will provide an annual accounting of amounts spent from the Fund, including a reasonable allocation to cover AIRSOPURE's overhead expenses for administration and management of the Fund.

B. AIRSOPURE may allocate amounts held in the Fund at its discretion as AIRSOPURE deems appropriate. You are not guaranteed that any particular amount or percentage of the Fund will be spent in Your local market.

C. AIRSOPURE shall have the right to terminate the Fund at any time. However, the Fund will not be terminated until all moneys in the Fund have been expended for the purposes stated in Paragraph 10.02 above.

D. AIRSOPURE may from time to time amend its policies or establish new policies and procedures for administration of the Fund.

10.04. In addition to its monthly contribution to the Fund, You shall spend an amount equal to at least 2% of Your total monthly gross sales (as defined in Paragraph 3.01.C above) on local advertising in Your Exclusive Territory. You shall submit to AIRSOPURE a monthly report to accompany Your advertising fund fee and royalty fee payments accounting for and evidencing Your local advertising expenditures. Your local advertising shall comply with the procedures specified in Paragraph 10.01 above.


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11.  INSURANCE

11.01. You shall procure and maintain in full force and effect during the term of this Agreement, at Your expense, insurance policies written by an insurance company satisfactory to AIRSOPURE in accordance with standards and specifications set forth in the Operations Manual or otherwise by AIRSOPURE in writing. Such policies shall name AIRSOPURE as an additional insured and shall include, at a minimum:

A. Comprehensive general liability insurance in the amount of $1,000,000.00.

B. Comprehensive automobile liability insurance, including collision, comprehensive, medical and liability to satisfy state law requirements.

C. Additional coverage's and higher policy limits may be required from time to time by AIRSOPURE.

11.02. At least 7 days prior to the opening of the Center and on each policy renewal date thereafter, You shall submit to AIRSOPURE copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least 30 days prior written notice to AIRSOPURE.

11.03. Your obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by AIRSOPURE, nor shall Your performance of that obligation relieve You of liability under the indemnity provisions set forth in Section 17 of this Agreement.

11.04. Should You, for any reason, fail to procure or maintain the insurance required by this Agreement, AIRSOPURE shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to You, which charges, together with a reasonable fee for AIRSOPURE's expenses in so acting, shall be payable by You immediately upon notice. AIRSOPURE is not a licensed insurance agent or agency.

12.  TRANSFER OF INTEREST

12.01.   Transfer by AIRSOPURE

A. AIRSOPURE shall have the right to transfer or assign all or any part of its rights or obligations in this Agreement to any person or legal entity. AIRSOPURE may sell or assign any of its assets, including without limitation the Licensed Marks, the system or Products, to any person or legal entity without liability or obligation to You.

B. Nothing in this Agreement or otherwise shall obligate AIRSOPURE to remain in the indoor air purification business in the event AIRSOPURE should exercise its right to assign this Agreement or its assets which are the subject of this Agreement to a third Party.

12.02.   Transfer by You
A. You agree that the rights and duties set forth in this Agreement are personal to You, and that AIRSOPURE has entered into this Agreement and granted the Franchise rights and license hereunder in reliance on Your business skill, financial capacity, and character. Accordingly, You shall not sell, assign, transfer, convey, give away, mortgage or otherwise encumber any direct or indirect interest in the Franchise without the prior written consent of AIRSOPURE.

B. Any purported assignment or transfer, by operation of law or otherwise, not having the prior written consent of AIRSOPURE shall be null and void and shall constitute a material breach of this Agreement.

C. AIRSOPURE shall not unreasonably withhold its consent to a transfer of any interest in Your Franchise or in this Agreement if the following conditions have been met:

1. All of Your accrued monetary and other obligations to AIRSOPURE and its subsidiaries, affiliates and suppliers shall have been satisfied;

2. You shall not be in default of any provisions of this Agreement or any other agreement between You and AIRSOPURE or its affiliates or suppliers;

3. You shall have executed a general release, in a form satisfactory to AIRSOPURE, of any and all claims against AIRSOPURE and its officers, directors, shareholders and employees.

4. You shall remain liable for all obligations to AIRSOPURE in connection with the Franchise prior to the effective date of the transfer;

5. The transferee shall enter into a written assignment in a form satisfactory to AIRSOPURE assuming and agreeing to discharge all of Your obligations under this Agreement;

6. The transferee shall demonstrate to AIRSOPURE's satisfaction that the transferee meets AIRSOPURE's then existing requirements and qualifications for the granting of an AIRSOPURE Franchise;

7. The transferee shall execute for a term ending on the expiration date of this Agreement the standard form franchise agreement then being offered to new franchisees and such other ancillary agreements and documents as AIRSOPURE may then require for the Franchise, which may include changes in required fee payments or other terms;

8. The transferee shall agree to upgrade the Franchise to conform to the then current standards and specifications for AIRSOPURE franchises;

9. Transferee and its employees shall complete such training programs as AIRSOPURE may reasonably require, at the transferee's expense;

10. You shall pay AIRSOPURE a transfer fee of $1000.00 to cover AIRSOPURE's administrative expenses in connection with the transfer.

12.03.   Right of First Refusal

In the event You desire to sell the AIRSOPURE Center and Franchise rights and license granted herein, or any part of Your stock interest in a corporation that has been granted such rights, and receives a bona fide acceptable offer in writing, You agree to notify AIRSOPURE in writing of the terms and conditions of such offer. AIRSOPURE shall have the option, within 15 days after receipt of such written notice, to notify You that AIRSOPURE elects to purchase the rights and license granted herein or stock ownership on the same terms and conditions as the bona fide written offer. You agree to sell to AIRSOPURE on the same terms and conditions as the bona fide offer and to comply with all applicable laws relating to bulk transfers of assets. If AIRSOPURE fails to notify You of its election to exercise its right of first refusal granted herein within the thirty day period, then You may sell the franchise rights and license or the stock for the amount of the bona fide offer, subject to AIRSOPURE's rights under Section
12.02 above. Any material change in the terms or conditions of any offer prior to closing shall constitute a new offer subject to AIRSOPURE's right of first refusal described herein. If You fail to consummate the transaction within 30 days from the earlier of: (a) receipt of notice from AIRSOPURE that it elects not to exercise its right of first refusal, or (b) expiration of the 15 day period referred to herein, then You must resubmit the proposed transaction to AIRSOPURE, and AIRSOPURE shall have a new 15 day review period and right of first refusal.

12.04.   Transfer Upon Death or Mental Incapacity
Upon Your death or mental incapacity, or a person owning all or controlling interest in Your Franchise, AIRSOPURE shall consent to the transfer of such interest to Your spouse or heirs provided, in AIRSOPURE's sole determination, such person(s) meet AIRSOPURE's then existing requirements and qualifications for the granting of an AIRSOPURE Franchise. If the said transfer shall not be approved by AIRSOPURE, Your executor, administrator or personal representative shall transfer Your interest to a third Party approved by AIRSOPURE within 6 months after Your death or the determination of Your mental incapacity. If Your interest is not disposed of within 6 months after such death or mental incapacity, AIRSOPURE may terminate this Agreement.

12.05.   Operation of Franchise by AIRSOPURE
In order to prevent any interruption in the business that would cause harm to the Franchise or AIRSOPURE, You authorize AIRSOPURE, at its option but not its obligation, in the event that You are absent or incapacitated by reason of illness, death or otherwise and are not, in AIRSOPURE's sole judgment, able to operate the Franchise for any extended period of time, to operate and manage the Franchise for so long as AIRSOPURE deems necessary, without waiving any of AIRSOPURE's other rights and remedies under this Agreement. All monies from the operation of the Franchise during such period of operation by AIRSOPURE shall be kept in a separate account, and the expenses of AIRSOPURE during such period for operating the Franchise, including reasonable compensation of AIRSOPURE and its employees or representatives, shall be charged to such account. You agree to save harmless and fully indemnify AIRSOPURE and its employees and representatives for and against all claims, losses or actions in connection with the operation and management of the Franchise hereunder.

12.06.   Non-Waiver of Claims
AIRSOPURE's consent to a transfer of any interest in the Franchise granted herein shall not constitute a waiver of any claims it may have against You, nor shall it be deemed a waiver of AIRSOPURE's right to demand exact compliance with any of the terms of this Agreement by the transferee.

13.  CONFIDENTIAL INFORMATION

13.01 You shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, or know-how concerning AIRSOPURE's system, the Products or the operation of the Franchise, including without limitation the Operations Manual. You shall divulge such confidential information only to such of Your employees or agents as must have access to it in order to operate the Franchise. Any and all information, trade secrets, knowledge, know-how, or other data concerning AIRSOPURE's system, the Products or which AIRSOPURE designates as confidential shall be deemed confidential for purposes of this Agreement, except information which You can demonstrate came to Your attention prior to disclosure thereof by AIRSOPURE, or which, at or after the time of disclosure by AIRSOPURE to You, had become or later becomes a part of the public domain, through publication or communication by others. You agree to use such proprietary information of AIRSOPURE only for operation of the Franchise Business.

13.02. You acknowledge that the provisions of this Section 13 are and have been a primary inducement to AIRSOPURE to enter into this Agreement, and that any failure to comply with the requirements of Section 13.01 will cause AIRSOPURE irreparable injury without an adequate remedy at law; and You agree to pay all court costs and reasonable attorneys' fees incurred by AIRSOPURE in obtaining specific performance of, or an injunction against any violation of, the requirements of Section 13.01.

14.  DEFAULT AND TERMINATION

14.01. AIRSOPURE may, at its option, terminate this Agreement and all rights granted hereunder, without affording You any opportunity to cure the defaults, effective immediately upon receipt of notice by You, upon the occurrence of any of the following:

A. You become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by You or such a petition is filed against and consented to by You; or if You are adjudicated a bankrupt; or if You are unable to pay commercial debts as they become due.

B. You (or a principal shareholder if the Franchisee is a corporation) is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of AIRSOPURE, to adversely affect the goodwill or reputation of AIRSOPURE or the Licensed Marks.

C. A judgment or consent decree is entered against You (or a principal shareholder if the Franchisee is a corporation) in a case involving allegations of fraud, racketeering, unfair or deceptive trade practices or similar allegations which, in AIRSOPURE's judgment, are likely to adversely affect AIRSOPURE, its Products, the Licensed Marks or the goodwill associated therewith.

D. You or any partner or shareholder in You transfers any rights or obligations under this Agreement or any interest in You or in the Franchise to any third Party without AIRSOPURE's prior written consent.

E. You intentionally disclose the contents of the Operations Manual or other trade secrets or confidential information provided to You by AIRSOPURE to any unauthorized person or fails to exercise reasonable care to prevent such disclosure.

F. You maintain false books or records of the Franchise or knowingly make any material false statements or omission to AIRSOPURE in connection with Your application for the franchise granted herein or in connection with any reports submitted to AIRSOPURE, including without limitation the understatement of gross sales by more than 2%.

G. You fail to commence business within 4 months following the execution of this Agreement.

H. You (and Your manager) fail to attend any scheduled training program which AIRSOPURE has indicated is mandatory.

I. You operate the Franchise in such a manner which causes a threat or danger to public health or safety.

J. You receive 3 or more notices of default of this Agreement from AIRSOPURE for violations under Section 14.02 hereof.

14.02. Except for violations of this Agreement listed in Section 13.01 above, or violations specifically provided for elsewhere in this Agreement, You shall have 30 days from receipt from AIRSOPURE of a written Notice of Termination (citing the reason(s) therefor) within which to remedy any default listed in this
Section 13.02, or any other violation of this Agreement.

A. You fail to pay promptly any monies owing to AIRSOPURE or its subsidiaries or affiliates when due, or to submit the financial information or reports required by AIRSOPURE under this Agreement.

B. You fail to meet or comply with any standards, specifications or procedures prescribed by AIRSOPURE in this Agreement, the Operations Manual or otherwise specified in writing from time to time by AIRSOPURE.

C. You are convicted, plead guilty or enter into a consent agreement for violation of any federal, state or local law, ordinance, rule or regulation that is reasonably likely, in the sole opinion of AIRSOPURE, to materially and unfavorably affect the Franchise or AIRSOPURE, the Licensed Marks or the goodwill associated therewith.

D. You misuse or make any unauthorized use of the Proprietary Marks or otherwise impairs the goodwill associated therewith or AIRSOPURE's rights therein.

E. You abandon the Franchise or fail to operate the Center during normal business hours without the consent in writing of AIRSOPURE.

F. You fail to submit advertising or promotional materials to AIRSOPURE for approval in writing prior to use.

14.03. No right or remedy of AIRSOPURE conferred herein shall be exclusive of any other right or remedy provided herein, at law or in equity, unless specifically provided otherwise in this Agreement or any amendment hereto.

14.04. In the event this Agreement is terminated by AIRSOPURE for violation of this Agreement by You, AIRSOPURE shall have the right, at its option, to purchase Your interest in the tangible assets of the Franchise at their fair market value.

15. OBLIGATIONS UPON TERMINATION

15.01. Upon termination or expiration of this Agreement, this Agreement and all rights granted hereunder to You shall immediately terminate, and:

A. You shall immediately cease to operate the Franchise and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of AIRSOPURE.

B. You shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, the Licensed Marks of AIRSOPURE, any other identifying characteristics or trade dress of the system, and all confidential methods, procedures and techniques associated with the Franchise.

C. You shall take such action as may be necessary to cancel any assumed name or equivalent registrations or listings in telephone or other directories which contain the names or Licensed Marks of AIRSOPURE, and You shall furnish AIRSOPURE with evidence satisfactory to AIRSOPURE of compliance with this obligation within 30 days after termination or expiration of this Agreement.

D. You shall promptly pay all sums owing to AIRSOPURE and its subsidiaries and affiliates, including all damages, costs and expenses, including reasonable attorneys' fees, incurred by AIRSOPURE as a result of the default.

E. You shall pay to AIRSOPURE all damages, costs and expenses, including reasonable attorneys' fees, incurred by AIRSOPURE subsequent to the termination or expiration of the Franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Agreement.

F. You shall immediately turn over to AIRSOPURE the Operations Manual, records, files, instructions, software, correspondence, and all other materials provided by AIRSOPURE related to the operation of the Franchise, and all copies thereof (all of which are acknowledged to be AIRSOPURE's property), and shall retain no copy or record of any of the foregoing, except only Your copy of this Agreement and any correspondence between the Parties, and any other documents which You reasonably need for compliance with any applicable provision of law.

G. AIRSOPURE shall have the right, but not the duty, to be exercised by notice of intent to do so within 30 days after termination or expiration, to purchase any or all signs, advertising materials, supplies and inventory and any other items bearing AIRSOPURE's Licensed Marks, at Your cost or at fair market value, whichever is less. If the Parties cannot agree on the fair market value of such items, the Parties will select and share the expense of an independent appraiser to determine fair market value. With respect to any purchase by AIRSOPURE as provided herein, AIRSOPURE shall have the right to set off against the purchase price all amounts due from

You under this Agreement.

16. COVENANTS

16.01. You covenant and agree (or if Your Franchise is a corporation Your controlling shareholder agrees) to supervise and devote Your best efforts to manage and operate the Franchise.

16.02. You acknowledge that, pursuant to this Agreement, You will receive valuable specialized training and confidential and proprietary information of AIRSOPURE, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of AIRSOPURE and its system. You covenant and agree that during the term of this Agreement, and subject to the post-termination provisions contained herein, You shall not, except as otherwise approved in writing by AIRSOPURE, either directly or indirectly:

A. Divert or attempt to divert any business or customer of the Franchise to any competitor, or competing business, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to AIRSOPURE or the goodwill associated with the Licensed Marks and Products.

B. Employ or seek to employ any person who is at that time employed by AIRSOPURE or by another AIRSOPURE franchisee or induce such person to leave his or her employment.

C. Own, maintain, engage in, be employed by, advise, consult, assist, invest in or have any interest whatsoever in any business or entity which competes with or offers products or services which are the same or similar to those of AIRSOPURE or the Franchise.

16.03. You covenant and agree that You (or any shareholder if Your Franchise is a corporation) shall not, for a period of two years following termination of this Agreement for any reason, either directly or indirectly own, maintain, engage in, be employed by, advise, consult, assist, invest in or have any interest whatsoever in any business or entity which competes with or offers products or services which are the same or similar to those of AIRSOPURE or the Franchise within a radius of 25 miles of Your Exclusive Territory. In the event a court of competent jurisdiction should hold this covenant to be unreasonable or overly broad, the Parties agree to reduce the scope of such covenant to the maximum restriction permitted by law, and You agree to be bound by such less restrictive terms of this covenant. If requested by AIRSOPURE, You agree to obtain and provide to AIRSOPURE executed covenants containing terms equivalent to those contained herein from any employee of Yours who has received training from AIRSOPURE, and, if Your Franchise is a corporation, from any director or shareholder of Your corporation.

16.04. AIRSOPURE covenants and agrees that the restrictions set forth above in Paragraphs 16.02.C and 16.03 shall not apply to ownership by You of less than a 5% beneficial interest in the outstanding equity securities of any publicly traded corporation, provided that You are not an employee, consultant or director of such corporation.

16.05. You covenant and agree that its violation of any covenant contained herein would result in serious, immediate and irreparable injury to AIRSOPURE for which no adequate remedy at law will be available, and You consent, in addition to other remedies which may be available to AIRSOPURE, to the entry without opposition of an injunction prohibiting any conduct by You in violation of any covenant set forth herein.

17. INDEMNIFICATION

17.01. You agree to defend, indemnify and hold AIRSOPURE and its affiliates, directors, officers, employees and agents harmless from all claims, losses, lawsuits and expenses arising from or relating to the Franchise and Your operation thereof, except for: (i) any claims of infringement from third Parties due to Your use of the Licensed Marks, provided that You have used the said Licensed Marks as authorized by AIRSOPURE; and (ii) claims alleging that Products sold or leased by You are defective.

17.02. AIRSOPURE agrees to defend, indemnify and hold You harmless from all claims, losses, lawsuits and expenses arising from or relating to: (i) any claims of infringement from third Parties due to Your use of the Licensed Marks, provided that You have used the Licensed Marks as authorized by AIRSOPURE; and
(ii) claims alleging that Products sold or leased by You are defective.

18. GENERAL PROVISIONS

18.01. No failure of a Party to exercise any power reserved to it by this Agreement or to insist upon strict compliance by the other Party with any obligation or condition hereunder shall constitute a waiver of such Party's rights unless such waiver is in writing. Any waiver by either Party shall not constitute a waiver thereafter to demand exact compliance with any of the terms herein. Waiver by a Party of any particular default by the other Party shall not affect or impair such Party's rights with respect to any subsequent default of the same, similar or different nature; nor shall any delay, forbearance or omission of a Party to exercise any power or right arising out of any breach or default by the other Party of any of the terms, provisions, or covenants thereof, affect or impair such Party's right to exercise the same.

18.02. Unforeseen Events

Delays in the performance of any duties hereunder which are not the fault of and are beyond the ability of the Party to control, including without limitation fires, floods, natural disasters, acts of God, labor disputes, riots or other similar events, shall not constitute a default in the Party's performance of this Agreement, and the Parties agree to extend the time of performance for a reasonable period of time to allow for such delays.

18.03. The relationship between the Parties is that of independent contractors. No partnership, joint venture, employment or relationship of principal and agent is intended, and You may not commit or bind AIRSOPURE to any obligation whatsoever.

18.04. Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered by any means which will provide evidence of the date received, to the respective Parties at the following addresses unless and until a different address has been designated by written notice to the other
Party:

Notices to AIRSOPURE:
Airsopure International Group, Inc.
15400 Knoll Trail, Suite 200
Dallas, Texas 75248
Attn: John Potter, President

Notices to You:

--------------------------------

--------------------------------

--------------------------------

Any notice shall be deemed to have been given at the date and time it is received.

18.05. This Agreement and the documents referred to herein constitute the entire Agreement between AIRSOPURE and You concerning the subject matter hereof, and supersede all prior agreements, oral or written. No amendment, change or variance from this Agreement shall be binding on either Party unless executed by both Parties in writing.

18.06. Except as expressly provided to the contrary herein, each provision of this Agreement shall be considered severable; and if, for any reason, any provision herein is determined to be invalid under any law or by a court having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the Parties hereto, and the invalid provision shall be deemed not to be a part of this Agreement.

18.07. This Agreement takes effect upon its acceptance and execution by AIRSOPURE in the State of Texas, and shall be interpreted and construed under the laws of the State of Texas.

18.08. The Parties agree that any action brought by either Party against the other in any court, whether federal or state, shall be brought within the State of Texas in the judicial district in which AIRSOPURE has its principal place of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

18.09. If either Party is required to resort to legal process to enforce any provision of this Agreement, the prevailing Party will recover all costs, including reasonable attorneys fees, incurred in such legal proceeding.

18.10. You represent to AIRSOPURE that You have conducted an independent investigation of the business franchised hereunder and recognizes that the business venture contemplated by this Agreement involves business risks, and that its success will be largely dependent upon Your ability as an independent business person. AIRSOPURE expressly disclaims the making of, and You acknowledge that You have not received, any representation or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

18.11. You acknowledge that You received a completed copy of this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, at least 5 business days prior to the date on which this Agreement was executed. You further acknowledge that You have received the Offering Circular, as required by the Federal Trade Commission, at least 10 business days prior to the date on which this Agreement was executed.

18.12. This Agreement contains various headings, but it is agreed that such headings are for convenience only and shall not affect the meaning of the provisions of this Agreement.

18.13. You acknowledge that You have read and understood this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, and that AIRSOPURE has accorded You ample time and opportunity to consult with advisors of Your own choosing about the potential benefits and risks of entering into this Agreement.

19. APPLICABLE LAW AND MEDIATION

A. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES IN THE AIR PURIFICATION SERVICE BUSINESS, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EACH PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM CONTROVERSY OR DISPUTE (NOT TO EXCEED 15 DAYS), THROUGH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE THE RULES GOVERNING MEDIATION, AT AIRSOPURE CORPORATE HEADQUARTERS IN DALLAS, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE 90 DAYS

AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN EITHER PARTY MAY SUBMIT SUCH CLAIM, CONTROVERSY OR DISPUTE TO A COURT IN ACCORDANCE WITH SECTION 19.B. BELOW NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY BRING AN ACTION (1) FOR MONEYS OWED, (2) FOR INJUNCTIVE RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION 19.B. BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

B. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION, YOU HEREBY IRREVOCABLY SUBMIT YOURSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. YOU HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON YOU IN ANY EACH PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. VENUE FOR ANY SUCH LEGAL PROCEEDING SHALL BE DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER WITH RESPECT TO ANY ACTION (1) FOR MONEYS OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF; OR OFFER RELIEF RELATING TO, REAL PROPERTY, AIRSOPURE MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. YOU HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR TITLE PURPOSE OF CARRYING OUT THIS PROVISION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (EXCEPT FOR TEXAS CHOICE OF LAW RULES).

C. YOU AND AIRSOPURE ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION 19.B. ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT, EACH OF YOU AND AIRSOPURE FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

D. YOU AND AIRSOPURE ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT OCCURRED IN DALLAS, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF YOU ARISING UNDER THIS AGREEMENT SHALL OCCUR IN DALLAS, TEXAS.

IN WITNESS WHEREOF, the Parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

AIRSOPURE:

By:
   ---------------------------------

Title:
      ------------------------------

YOU:

By:
   ---------------------------------

Title:
      ------------------------------

                                    EXHIBIT F

                               PERSONAL GUARANTEE


For value received, and in consideration of the execution by Airsopure International Group, Inc. ("Airsopure") of a Franchise Agreement with

----------------------------------------
("Franchisee"), The undersigned

----------------------------------------
("Guarantor") hereby unconditionally guarantees to Airsopure all indebtedness, obligations and liabilities, direct or indirect, matured or immatured, primary or secondary, certain or contingent, of Franchisee to Airsopure, now or hereafter owing or incurred. This Guarantee is an absolute, unconditional, unlimited and continuing guarantee of the full and punctual payment by Franchisee of the foregoing indebtedness, obligations and liabilities and not of their collectibility only. Upon any default by Franchisee in such full and punctual payment, the liabilities and obligations of the Guarantor hereunder shall, at Airsopure's option, become forthwith due and payable without demand or notice of any nature, all of which are expressly waived by the Guarantor.

Airsopure may deal with Franchisee in such manner as Airsopure in its sole discretion deems fit, and Guarantor gives to Airsopure full authority, in its sole discretion, to do any or all of the following things: a) extend credit, make loans and afford other financial accommodations to Franchisee at such times, in such amounts and on such terms as Airsopure may approve; b) vary the terms and grant extensions or renewals of any present or future indebtedness of Franchisee to Airsopure; c) grant time, waivers and other indulgences in respect thereto; d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment; e) accept partial payments from Franchisee; f) release or discharge, wholly or partially, any endorser or guarantor; g) compromise or make any settlement or other arrangement with Franchisee.

Guarantor waives notice of acceptance hereof or of any action taken or omitted by Airsopure in reliance hereon and any requirement that Airsopure be diligent or prompt in making demands hereunder, giving notice of any default by Franchisee or asserting any other right hereunder.

No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by Airsopure and Guarantor, and no such waiver shall extend to, affect or impair any other right of Airsopure hereunder.

This Unlimited Guarantee shall inure to the benefit of Airsopure and its successors and assigns, and shall be binding on the Guarantor and the Guarantor's successors, heirs and assigns.

EXECUTED on this ____ day of ____________, 2000.


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GUARANTOR

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WITNESS

                                   EXHIBIT G

                            CONFIDENTIALITY AGREEMENT


This Confidentiality and Noncompetition Agreement (the "Agreement") is made and entered into effective the _____day of ________________, 2000 by and between Airsopure International Group, Inc., a Nevada corporation, located at 15400 Knoll Trail, Suite 200, Dallas, Texas 75248 (the "Company") and

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who resides at

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(the "Associate").

                                    RECITALS

A. Company sells franchises for the operation of air purification system business which operate under the name and service mark "Airsopure" (the "Franchises");

B. Company has developed a business method for operating Franchises utilizing certain Information, plans, methods, data, processes, marketing systems, techniques, operating procedures, trademarks, designs, information and know how of Company (the "Confidential Information"), and such Confidential Information may be further developed from time to time by Company:

C. Company has established substantial goodwill and an excellent reputation with respect to the quality of services available, which goodwill and reputation have been and will continue to be of Major benefit to Company;

D. Associate is or will become involved with Company, or a franchise of Company, in the capacity of an officer, partner, director or as beneficial owner of an Airsopure Franchise or an employee of a Franchise, and will become privileged to certain Confidential Information; and

E. Associate and Company have reached an understanding with regard to nondisclosure by Associate of Confidential Information and Noncompetition by Associate with Company

NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Associate and Company, intending legally to be bound, hereby agree as follows:

1. CONFIDENTIAL INFORMATION. Associate and Company acknowledge that the business plan and methods used in connection with the operation of the Franchise which utilize Company's Confidential Information, are confidential, unique, constitute the exclusive property of Company and are trade secrets of Company. Associate acknowledges that any disclosure of the Confidential Information would be wrong and would cause irreparable injury and harm to Company. Associate further acknowledges that Company has expended a great amount of effort and money in obtaining and developing the Confidential Information, the Company has taken numerous precautions to guard the secrecy of the Confidential Information and that it would be very costly for competitors to acquire or duplicate the Confidential Information.

2. OPERATIONS MANUAL AS TRADE SECRET It is understood that Confidential Information, constituting "trade secret", as used in this Agreement is deemed to include, without initiation, any and all information contained in the Franchise Operations Manual, which may be provided AS one or more separate manuals, or written instructional guides, as the same are changed or supplemented from time to time, and any information of whatever nature which gives to Company an opportunity to obtain an advantage over its competitors who do not have access to, know or use such lists, written materials or information.

3. CONFIDENTIAL INFORMATION. Associate shall not at any time, publish, disclose, divulge or in any manner communicate to any person, firm' corporation, association. partnership or any other entity whatsoever or use, directly or indirectly, for its own benefit or for the benefit of any Person, firm, corporation or other entity, other than the use of Company, any of the Confidential Information of Company or its Affiliates.

4. NO INTERFERENCE WITH BUSINESS. During the term of this Agreement, neither Associate nor any member of his or her immediate finally shall divert or attempt to divert: I) any business related to, or any customer or prospective customer of; the Franchise by direct inducement or otherwise, or 2) the employment of Company or another franchisee licensed by Company,


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

to any Competitive Business by any direct inducement or otherwise.

5. REMEDIES. Associate hereby acknowledges and agrees that in the event of any violations of this Agreement, Company shall be authorized and entitled, without posting a bond to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of any such violation, which rights and remedies shall be cumulative and in addition to any rights or remedies to which Company may be entitled.

6. EFFECT OF WAVIER. The waiver by Associate or company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof

7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Associate and Company and their respective heirs, executors, representatives successors and assigns.

8. ENTIRE AGREEMENT. This instrument contains the entire agreement of Associate and Company relating to the matters set forth here It may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change modification, extension or discharge is sought.

9. GOVERNING LAW. This instrument shall be governed by and construed under the laws of the State of Texas.

10. JURISDICTION AND VENUE. In the event of a breach or threatened breach by Associate of this Agreement, Associate hereby irrevocably submits to the jurisdiction of the State District Court in Dallas County, Texas and the Federal District Court for the Northern District of Texas, and irrevocably agrees that venue for any action or proceeding shall be in Dallas County, Texas. Notwithstanding the foregoing, in the event that the laws of the state where, Associate resides require that the jurisdiction or venue be elsewhere, then such other states laws shall control. but only to the extent that such other state's laws so require.

11. SEVERABILITV. Should anyone or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given separately therefrom and shall not be affected thereby.

12. COST OF ENFORCEMENT. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party in such litigation as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorney's fees incurred therein by such arty or parties (including without Initiation such as costs, expenses and fees on any appeals), plus, if applicable, interest at the highest rate allowable by law, accruing from the date of the breach of this Agreement. If such successful party shall recover judgement in any such action or proceeding, such costs, expenses. attorney's fees and interest shall be included as part of such judgment.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first above written.

FOR AIRSOPURE (COMPANY):


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FOR FRANCHISEE OF AIRSOPURE:


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ASSOCIATE OF FRANCHISEE:


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ASSOCIATE'S WORK CAPACITY:


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